Filed Pursuant to Rule 424(b)(3)
File No. 333-113980

PROSPECTUS SUPPLEMENT NO. 1
(To Prospectus Dated December 20, 2005)

VioQuest Pharmaceuticals, Inc.

7,345,209 Shares
Common Stock

The information contained in this prospectus supplement amends and updates our prospectus dated December 20, 2005 (the “Prospectus”), and should be read in conjunction therewith. Please keep this Prospectus Supplement with your Prospectus for future reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement is January 3, 2006

SELLING STOCKHOLDERS

The following table sets forth the number of shares of the common stock owned by the selling stockholders as of January 3, 2006, and after giving effect to this offering. The information in the table included under the heading “Selling Stockholders” in the Prospectus is superceded by the information appearing in the following table.

Name	Shares beneficially owned before offering	Number of outstanding shares offered by selling shareholder	Number of shares offered by selling shareholder issuable upon exercise of warrants	Percentage beneficial ownership after offering
Ross D. Ain	24,000	16,000	8,000	--
Fred J. Allegrezza	25,500	17,000	8,500	--
Balanced Investment LLC	300,000	200,000	100,000	--
Thomas J. Banholzer	10,500	7,000	3,500	--
Bryan Becker	37,498	24,999	12,499	--
David Becker	37,500	25,000	12,500	--
Benjamin Partners Inc. Savings Plan FBO Jeffrey Benison	17,000	0	17,000	--
Paul Bennett	15,000	10,000	5,000	--
Alexander Bernt	12,000	8,000	4,000	--
Stefanie Bernt	12,000	8,000	4,000	--
David J. Bershad	90,000	60,000	30,000	--
Daniel Bettencourt	15,000	10,000	5,000	--
William H. Bland	6,000	4,000	2,000	--
Rocco J. Brescia Jr.	75,000	50,000	25,000	--
Brino Investment Ltd	49,999	33,333	16,666	--
Benito Bucay	50,025	33,350	16,675	--
William B. Buchanan, Jr.	49,999	33,333	16,666	--
Richard & Grace Caldwell	6,000	4,000	2,000	--
Keith D. Camp	15,000	10,000	5,000	--
Devron H. and Valerie C. Char	7,500	--	7,500	--
Elliot A. and Jean E. Cobb, JTWROS	30,000	20,000	10,000	--
Roger & Margaret Coleman Jt Ten	49,999	33,333	16,666	--
Concordia Partners L.P.	1,000,005	666,670	333,335	--
Compact LLC	99,999	66,666	33,333	--
Paul Michael Coplan	25,500	17,000	8,500	--
George T. Corrigan Jr.	15,000	10,000	5,000	--
David B. Cowles	25,500	17,000	8,500	--
John Cowles	25,000	16,666	8,333	--
Kevin T. Crofton	18,000	9,500	8,500	--
Ronald Gerald Danielak	10,500	7,000	3,500	--
Greg Dawe	57,000	38,000	19,000	--
Andrew G. Denka	20,000	--	20,000	--
Denno Family Ltd. Partnership	30,000	20,000	10,000	--

Robert P. Deysher Living Trust	10,500	7,000	3,500	--
Patrick R. Discepola	15,000	10,000	5,000	--
Rene Dominguez	10,050	6,700	3,350	--
Scott Doughman	10,500	7,000	3,500	--
E&M RP Trust	150,000	100,000	50,000	--
Mark S. Eason	4,000	0	4,000	--
Ellis Family Limited Partnership	60,000	40,000	20,000	--
Enivia PTE Ltd.	99,999	66,666	33,333	--
Luis Alfredo Farache	49,999	33,333	16,666	--
Theodore H. Feller	10,500	7,000	3,500	--
Peter Fink	15,000	10,000	5,000	--
Christopher Fischler	6,000	4,000	2,000	--
Thomas E. Fisk	15,000	10,000	5,000	--
Marc Florin IRA	16,666	--	16,666	--
Scott Frederichsen	15,000	10,000	5,000	--
Dwight E. French	21,000	14,000	7,000	--
Albert Fried, Jr.	50,000	--	50,000	--
William J. Garner	10,050	6,700	3,350	--
Alejandro Garza Garza	24,999	16,666	8,333	--
Johan Magnusson Gedda	52,500	35,000	17,500	--
Joel Good	15,000	10,000	5,000	--
Peter Grabler	16,666	--	16,666	--
Brett A. Granet	22,500	15,000	7,500	--
Murray & Ujjaini Grigg	60,000	40,000	20,000	--
Manish Gupta	6,000	4,000	2,000	--
Curtis and Teresa Hagerty	15,000	10,000	5,000	--
David Hallberg	6,000	4,000	2,000	--
William M. and Deborah Haskell	6,000	4,000	2,000	--
Steven Heggelke	10,500	7,000	3,500	--
Gregory C. Herr	6,000	4,000	2,000	--
Garry Higdem	75,000	50,000	25,000	--
Gerald & Cynthia Hohman	10,500	7,000	3,500	--
Larry D. Hunter	6,000	4,000	2,000	--
John Igoe	22,500	15,000	7,500	--
JR Construction Management Services, Inc.	19,999	11,666	8,333	--
Richard A. Jacoby	49,999	33,333	16,666	--
Patrick M. Kane	49,999	33,333	16,666	--
Robert Kantor	74,998	49,999	24,999	--
Brian Karasawa	15,000	10,000	5,000	--
OZF Investments LLC	900,000	600,000	300,000	--
Kevin P. Klett	6,000	4,000	2,000	--
Brian Kugelman	10,500	7,000	3,500	--
Jos. Kump & Joan Kump	51,000	34,000	17,000	--
Michael D. Lachance	10,500	7,000	3,500	--
Lisa Lanzarini	2,700	1,800	900	--
Daniel E. Larson	30,000	20,000	10,000	--
Gary W. Lefelar	10,500	7,000	3,500	--

Ari Leman	10,500	7,000	3,500	--
David D. Le Norman	25,500	17,000	8,500	--
Michael Lusk	10,500	7,000	3,500	--
Philip W. Madow	21,000	14,000	7,000	--
George R. Martin	6,000	4,000	2,000	--
Eric D. Mathias	27,000	18,000	9,000	--
A.J. Matyczynski	6,000	4,000	2,000	--
MB Partnership	10,000	--	10,000	--
Marc C. McGeever	6,000	4,000	2,000	--
Brian E. & Mary S. McGovern	4,999	3,333	1,666	--
Gary R. Meteer	10,500	7,000	3,500	--
Gerald L. Meyr	13,000	8,000	5,000	--
Arthur P. Mitchell	15,000	10,000	5,000	--
Michael Mohr	30,000	20,000	10,000	--
David Murcian	97,500	65,000	32,500	--
Gregory Wayne & Judy Chumley Nelson	7,500	--	7,500	--
Brent Olson	15,000	10,000	5,000	--
John S. Osterweis, as ttee FBO The Osterweis Revocable Trust	49,999	33,333	16,666	--
H. David Overbeeke	36,000	24,000	12,000	--
Mario Pasquel & Begona Miranda	27,225	18,150	9,075	--
Suman T. and Shobhana S. Patel	15,000	10,000	5,000	--
Perkins Capital Management, Inc. Profit Sharing Plan U/A dtd 12/15/86	45,000	30,000	15,000	--
Perkins Foundation	22,500	15,000	7,500	--
Richard W. Perkins Trustee U/A dtd 6/14/78 FBO Richard W. Perkins	52,500	35,000	17,500	--
Martin Jay Perl	6,000	4,000	2,000	--
Josef Pickenhahn	15,000	10,000	5,000	--
Porlana Capital Corp. PTE Ltd.	97,500	65,000	32,500	--
Premero Investments Ltd.	14,971	9,981	4,990	--
Pyramid Partners, L.P.	150,000	100,000	50,000	--
UBS Financial Custodian for Rod J. Ragan	6,000	4,000	2,000	--
Govin T. Rajan	24,000	16,000	8,000	--
Elke R. de Ramirez	14,469	9,646	4,823	--
Stephen A. Raymond	7,500	5,000	2,500	--
Stephen A. Raymond, Trustee Pauline S. Johnson Trust U/A/D 2/10/86	10,500	7,000	3,500	--
John P. Ritchie and Marianne Ritchie JTWROS	7,500	5,000	2,500	--
James W. Robertson	10,500	7,000	3,500	--
Richard Rodick	6,300	4,200	2,100	--
Joseph P. & Julie A. Rogers	6,500	0	6,500	--
Harold Roitenberg, Trustee FBO Harold Roitenberg Trust U/A dtd 4/13/92	30,000	20,000	10,000	--
John F. Rooney	37,500	25,000	12,500	--
Alan D. Roth (1)	812,184	80,000	40,000	1.5
Matthew J. Rund	6,000	4,000	2,000	--

David J. Rupert	45,000	30,000	15,000	--
David W. Ruttenberg	24,999	16,667	8,333	--
Wayne Saker	20,000	-	20,000	--
Russell B. Scaffede	6,250	0	6,250	--
Michael H. Schwartz Profit Sharing Plan	49,999	33,333	16,666	--
Francis P. Sears III	24,900	16,600	8,300	--
Gabriel A. Segovia	40,500	27,000	13,500	--
Robert Segovia	27,570	18,380	9,190	--
Joseph E. Simmons, Kathleen K. Casey JTWROS	6,000	4,000	2,000	--
Hargopal Singh	24,000	16,000	8,000	--
Source One	100,500	67,000	33,500	--
Spectra Capital Management, LLC	33,333	--	33,333	--
Douglas W. & Audrey J. Stephens	15,000	10,000	5,000	--
S. Michael Stinson	6,000	4,000	2,000	--
Surucun Ltd	180,000	120,000	60,000	--
Scott Swix	10,500	7,000	3,500	--
Wayne F. Tackabury IRA	15,000	10,000	5,000	--
Myron M. Teitelbaum MD	24,999	16,666	8,333	--
Tisu Investment Ltd.	49,999	33,333	16,666	--
Tokenhouse Trading S.P.	199,999	133,333	66,666	--
Victor M. Tolomei	15,000	10,000	5,000	--
Seckin Unlu	51,000	34,000	17,000	--
Michael Unsworth	14,959	9,973	4,986	--
Roger S. Vincent	25,500	17,000	8,500	--
Richard L. Webb	9,000	6,000	3,000	--
Thomas Webber	6,000	4,000	2,000	--
David Weidner	6,000	4,000	2,000	--
Melvyn J. Weiss	150,000	100,000	50,000	--
Christopher J. Whyman - IRA	24,900	16,600	8,300	--
Gary L. Willoughby & Sarah R. Willoughby	21,000	14,000	7,000	--
Tracie Winbigler	15,000	10,000	5,000	--
ThinkEquity Partners LLC	73,680	--	73,680	--
Richard Sands	60,000	--	60,000	--
Wayde Walkr	15,000	--	15,000	--
Kevin Wilson	7,500	--	7,500	--
Richard Brewster	2,500	--	2,500	--
Rafael Vasquez	2,500	--	2,500	--
Matthew Eitner	2,500	--	2,500	--
Matthew McGovern	40,185	--	40,185	--
Nate Clay	1,500	--	1,500	--
William Poon	1,800	--	1,800	--
Joseph Faskowitz	1,500	--	1,500	--
Richard Michalski	500	--	500	--
Brian Smith	500	--	500	--
James Ahern	500	--	500	--
Scott Steele	200	--	200	--

Anthony Miller	100	--	100	--
Charles Savage	1,500	--	1,500	--
David Bloom	100	--	100	--
Matthew Donohue	100	--	100	--
David Roth	750	--	750	--
Tom Gaito	750	--	750	--
Eli Pinchovsky	300	--	300	--
Kent Mitchell	100	--	100	--
Ian Rupert	200	--	200	--
Lindsay A. Rosenwald	743,677	--	102,870	1.4
William Corcoran	4,228	--	4228	--
Scott Katzmann	64,811	--	64,811	--
Bernard Gross	36,630	--	36,630	--
Stephen C. Rocamboli (2)	107,699	--	5,000	*
David M. Tanen (3)	107,699	--	5,000	*
John Knox (4)	31,475	--	4,228	*
Basil Christakos	16,286	--	5,000	*
John Papadimitropoulos	27,175	--	4,228	*
Michael Rosenman	2,000	--	2,000	*
Benjamin Bernstein	3,000	--	3,000	*
Karl Ruggeberg	31,428	--	31,428	--

Totals		4,449,074	2,896,135

*	Denotes less than 1 percent.
(1)	Dr. Roth was our President, Chief Executive Officer and Chief Financial Officer, and a member of our board of directors until April 2004.
(2)	Mr. Rocamboli is our Interim Chairman of the Board of Directors.
(3)	Mr. Tanen was a director of our company until November 2005, at which time he resigned.
(4)	Mr. Knox was our treasurer until March 2005.